1.   Subsidiaries of Registrant.
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                        SUBSIDIARIES OF REGISTRANT

                               Place of               Percentage of Voting
Name of Subsidiary                Organization                    Securities
Owned

First Financial Bankshares of          Delaware                 100%
Delaware, Inc

First Financial Investments, Inc.      Texas
100%

First National Bank of Abilene         Texas                         100%*<G1>
Abilene, Texas

Hereford State Bank                    Texas
100%*<G1>
Hereford, Texas

First National Bank                    Texas
100%*<G1>
Sweetwater, Texas

First National Bank                    Texas
100%*<G1>
Eastland, Texas

The First National Bank in Cleburne    Texas
100%*<G1>
Cleburne, Texas

Stephenville Bank & Trust              Texas
100%*<G1>
Stephenville, Texas


<G1>*    By First Financial Bankshares of
    Delaware, Inc.


All subsidiaries (other than First Financial Investments, Inc.
which, as of December 31, 1993 had not yet been formally organized) are included in the consolidated financial statements.

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